UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Mateon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The information below supplements information contained in Mateon Therapeutics, Inc.’s (the “Company”) definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2016, for its Special Meeting of Shareholders to be held on November 11, 2016. The definitive proxy statement contains important additional information, and this supplement should be read in conjunction with the proxy statement and our other supplemental proxy materials.

Reasons to Support Mateon Therapeutics Proposed Reverse Stock Split

•	We believe that a reverse split is necessary for shares of Mateon common stock to remain listed on NASDAQ.

•	A NASDAQ delisting would impede the marketability of shares of Mateon common stock and would likely hurt Mateon’s valuation.

•	A reverse split will have no impact on any shareholder’s percentage ownership of Mateon unless the reverse split would result in a shareholder holding a fractional share of our common stock. (Mateon would repurchase any fractional shares resulting from the reverse split at the closing price of its common stock on the last trading day preceding the effective date of the reverse split. The Company estimates that approximately 1,400 to 2,200 shareholders who each hold less than four shares of Mateon’s common stock would have their entire interest in Mateon repurchased.)

•	New management, which came to Mateon in mid-2015, has extensive regulatory and drug development experience, and a demonstrated track record of value creation.

•	Mateon has made tangible clinical, regulatory and operational progress since new management started, and we believe Mateon is poised to continue this momentum.

•	Mateon has incorporated shareholder feedback, received from an earlier reverse split proposal, into the current proposal.

•	Every single stakeholder in the company, whether through ownership of common stock, warrants, or options, will participate equally in the reverse split except with respect to the repurchase of fractional shares as noted above.

•	The reverse split will not be implemented if Mateon re-complies with NASDAQ’s minimum bid price requirement.

To view a brief discussion about the reverse split, please visit www.votemateon.com

For more information see reverse side.

BEFORE MAKING ANY VOTING DECISION, YOU ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC REGARDING THE SPECIAL MEETING IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REVERSE SPLIT AND SPECIAL MEETING. Please also note that this material contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of these forward-looking statements, which include statements regarding the potential market for shares of our common stock, our ability to maintain our NASDAQ listing, outcomes, data, the success of our clinical programs and product candidates, and the achievement of our business and financing objectives may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including, but not limited to, the inherent risks of drug development, manufacturing and regulatory review, and the availability of additional financing to pursue and continue development of our programs. Additional information concerning factors that could cause actual results to materially differ from those in these forward-looking statements is contained in our reports to the SEC, including our reports on Forms 10-K, 10-Q and 8-K. However, we undertake no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.